Exhibit 99.1

TransDigm Group Reports Fiscal 2015 First Quarter Results

Cleveland, Ohio, January 27, 2015/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 27, 2014.

Highlights for the first quarter include:

•	Net sales of $586.9 million, up 10.9% from $529.3 million;

•	EBITDA As Defined of $269.7 million, up 10.7% from $243.6 million;

•	Net income of $95.5 million, up 10.9% from $86.1 million;

•	Earnings per share of $1.63, up 13.2% from $1.44;

•	Adjusted earnings per share of $1.80, up 8.4% from $1.66; and

•	Reaffirms previously stated Fiscal 2015 financial guidance.

Net sales for the quarter rose 10.9% to $586.9 million from $529.3 million in the comparable quarter a year ago. The favorable contribution from the acquisitions of Airborne and Elektro-Metall (EME) accounted for approximately 75% of the increase in net sales. Organic net sales growth accounted for the balance of the sales increase.

Net income for the quarter rose 10.9% to $95.5 million, or $1.63 per share, compared to $86.1 million, or $1.44 per share, in the comparable quarter a year ago. The increase in net income was primarily due to growth in net sales described above; a decrease in acquisition-related costs and amortization expense; and lower effective tax rate. The increase in net income was partially offset by higher interest expense as a result of an increase of $1.7 billion in outstanding borrowings primarily to fund the $25.00 per share dividend paid in June 2014.

Earnings per share were reduced in both 2015 and 2014 by $0.06 and $0.07 per share respectively, representing dividend equivalent payments during each quarter. The increase in earnings per share of 13.2% was higher than the increase in net income of 10.9% due to lower weighted average shares of 56.6 million, down from 57.0 million in the prior period, and lower dividend equivalent payments in the current quarter.

Adjusted net income for the quarter rose 7.3% to $101.8 million, or $1.80 per share, from $94.8 million, or $1.66 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 11.9% to $262.5 million from $234.5 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 10.7% to $269.7 million compared with $243.6 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.0%.

“Our fiscal 2015 first quarter results are right in line with our original expectations,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “At this time, we are not changing our fiscal 2015 guidance. With minor puts and takes, our market assumptions still look about the same as originally communicated. Regarding the quarter, we are particularly pleased with the improvement in EBITDA As Defined. After adjusting for the acquisition dilution from the two acquisitions completed in fiscal 2014, our core EBITDA As Defined margin was strong at 48%, up two margin points over the prior period.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2015 Outlook

Assuming no acquisition activity and based upon current market conditions, the Company reaffirms its previously provided fiscal 2015 financial performance guidance as follows:

•	Net sales are anticipated to be in the range of $2,510 million to $2,550 million compared with $2,373 million in fiscal 2014;

•	EBITDA As Defined is anticipated to be in the range of $1,163 million to $1,183 million compared with $1,073 million in fiscal 2014;

•	Net income is anticipated to be in the range of $429 million to $443 million compared with $307 million in fiscal 2014;

•	Earnings per share are expected to be in the range of $7.51 to $7.77 per share based upon weighted average shares outstanding of 56.6 million compared with $3.16 per share in fiscal 2014; and

•	Adjusted earnings per share are expected to be in the range of $8.03 to $8.29 per share compared with $7.76 per share in fiscal 2014.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on January 27, 2015, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 510-0707 and enter the pass code 78675153. International callers should dial (617) 597-5376 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 71726959. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces, lighting and control technology and military personnel parachutes and cargo delivery systems.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2015 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED	Table 1

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 27, 2014 AND DECEMBER 28, 2013

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 27, 2014	December 28, 2013
NET SALES	$586,898	$529,322
COST OF SALES	265,725	245,186

GROSS PROFIT	321,173	284,136
SELLING AND ADMINISTRATIVE EXPENSES	67,479	57,127
AMORTIZATION OF INTANGIBLE ASSETS	13,026	16,383

INCOME FROM OPERATIONS	240,668	210,626
INTEREST EXPENSE - Net	98,935	80,853

INCOME BEFORE INCOME TAXES	141,733	129,773
INCOME TAX PROVISION	46,200	43,650

NET INCOME	$95,533	$86,123

NET INCOME APPLICABLE TO COMMON STOCK	$92,168	$81,984

Net earnings per share:
Basic and diluted	$1.63	$1.44
Weighted-average shares outstanding:
Basic and diluted	56,591	56,991

TRANSDIGM GROUP INCORPORATED	Table 2

SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,

EBITDA AS DEFINED TO NET INCOME

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 27, 2014 AND DECEMBER 28, 2013

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended
	December 27, 2014	December 28, 2013
Net income	$95,533	$86,123
Adjustments:
Depreciation and amortization expense	21,785	23,839
Interest expense, net	98,935	80,853
Income tax provision	46,200	43,650

EBITDA	262,453	234,465
Adjustments:
Acquisition related expenses and adjustments (1)	1,700	4,917
Non-cash stock compensation expense(2)	5,764	4,175
Other nonrecurring items, net	(189)	—

Gross Adjustments to EBITDA	7,275	9,092

EBITDA As Defined	$269,728	$243,557

EBITDA As Defined, Margin (3)	46.0%	46.0%

(1)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.
(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED	Table 3

SUPPLEMENTAL INFORMATION - RECONCILIATION OF

REPORTED EARNINGS PER SHARE TO

ADJUSTED EARNINGS PER SHARE

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 27, 2014 AND DECEMBER 28, 2013

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 27, 2014	December 28, 2013
Reported Earnings Per Share
Net income	$95,533	$86,123
Less: dividends paid on participating securities	(3,365)	(4,139)

Net income applicable to common stock - basic and diluted	$92,168	$81,984

Weighted-average shares outstanding under the two-class method:
Weighted average common shares outstanding	52,511	52,687
Vested options deemed participating securities	4,080	4,304

Total shares for basic and diluted earnings per share	56,591	56,991

Basic and diluted earnings per share	$1.63	$1.44

Adjusted Earnings Per Share
Net income	$95,533	$86,123
Gross adjustments to EBITDA	7,275	9,092
Purchase accounting backlog amortization	1,966	4,016
Tax adjustment	(3,012)	(4,409)

Adjusted net income	$101,762	$94,822

Adjusted diluted earnings per share under the two-class method	$1.80	$1.66

Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share	$1.63	$1.44
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payment	0.06	0.07
Non-cash stock compensation expense	0.07	0.05
Acquisition related expenses	0.04	0.10

Adjusted earnings per share	$1.80	$1.66

TRANSDIGM GROUP INCORPORATED	Table 4

SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH

PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED

FOR THE THIRTEEN WEEK PERIODS ENDED

DECEMBER 27, 2014 AND DECEMBER 28, 2013

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended
	December 27, 2014	December 28, 2013
Net Cash Provided by Operating Activities	$188,959	$115,707
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(69,219)	(2,208)
Interest expense - net (1)	94,936	77,768
Income tax provision - current	45,277	43,737
Non-cash stock compensation expense(2)	(5,764)	(4,175)
Excess tax benefit from exercise of stock options	8,264	3,636

EBITDA	262,453	234,465
Adjustments:
Acquisition related expenses(3)	1,700	4,917
Non-cash stock compensation expense(2)	5,764	4,175
Other nonrecurring items, net	(189)	—

EBITDA As Defined	$269,728	$243,557

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)	Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

TRANSDIGM GROUP INCORPORATED	Table 5

SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	December 27, 2014	September 30, 2014
Cash and cash equivalents	$1,011,629	$819,548
Trade accounts receivable - Net	333,510	351,307
Inventories - Net	470,847	459,074
Short-term borrowing-trade receivables securitization facility	200,000	200,000
Current portion of long-term debt	39,295	39,295
Accounts payable	92,710	115,741
Accrued liabilities	313,047	230,871
Long-term debt	7,233,836	7,233,836
Total stockholders’ deficit	(1,464,733)	(1,556,099)